The unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the fiscal year ended December 31, 1998 and the six-month period ended June 30, 1999 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 1999 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the estimated effect of the Company's capital restructuring transactions with its Series A Convertible Preferred stockholders, the entities advised by Dimensional Fund Advisors, Inc. and the National Electrical Benefit Fund. Because the Series A Convertible Preferred Stock was issued during the period (February 25, 1998), the Pro Forma Statements of Operations give pro forma effect to the Company's capital restructuring as if the restructured terms had been in place for all periods presented. The Pro forma Balance Sheet gives pro forma effect to the Company's capital restructuring as if it had occurred on June 30, 1999.
The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" filed with the Securities and Exchange Commission on Form 10-K/A for the year ended December 31, 1998 and Form 10-Q for the period ended June 30, 1999.

                       RAMTRON INTERNATIONAL CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the six months ended June 30, 1999
                      (in thousands, except per share data)

                                    Six-Month
                                  Period Ended      Pro Forma     Pro Forma
                                  June 30, 1999(1) Adjustments     Combined(2)
                                  -------------    -----------    ---------
Revenue                              $10,866              --       $10,866
Costs and expenses                    14,989              --        14,989
                                    ---------       ---------     ---------
Operating loss                        (4,123)             --        (4,123)

Other expense, net                      (184)             --          (184)
                                    ---------       ---------     ---------
Net loss                             $(4,307)             --       $(4,307)
                                    =========       =========     =========

Income (loss) per common share:
  Net loss                           $(4,307)             --       $(4,307)
  Dividends and accretion of
    discount on convertible
    preferred stock                     (768)            642 (3)      (126)
  Gain on preferred stock settlement     579              -- (5)       579
                                    ---------       ---------     ---------
Net income (loss) applicable to
   common shares                     $(4,496)           $642       $(3,854)
                                    =========       =========     =========

Net income (loss) per share           $(0.37)                       $(0.29)
                                    =========                     =========

Weighted average shares outstanding   12,140           1,105 (5)    13,245
                                    =========       =========     =========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                        RAMTRON INTERNATIONAL CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       For the year ended December 31, 1998
                      (in thousands, except per share data)

                                   Year Ended       Pro Forma     Pro Forma
                                  Dec. 31, 1998(1) Adjustments     Combined(2)
                                  -------------    -----------    ---------
Revenue                              $18,554              --       $18,554
Costs and expenses                    31,539              --        31,539
                                    ---------       ---------     ---------
Operating loss                       (12,985)             --       (12,985)

Other expense, net                    (3,446)             --        (3,446)
                                    ---------       ---------     ---------
Net loss                            $(16,431)             --      $(16,431)
                                    =========       =========     =========

Income (loss) per common share:
  Net loss                          $(16,431)             --      $(16,431)
  Dividends and accretion of
    discount on convertible
    preferred stock                   (2,710)          1,417 (4)    (1,293)
  Gain on preferred stock settlement      --              -- (5)        --
                                    ---------       ---------     ---------
Net income (loss) applicable to
   common shares                    $(19,141)         $1,417      $(17,724)
                                    =========       =========     =========

Net income (loss) per share           $(2.23)                       $(1.86)
                                    =========                     =========

Weighted average shares outstanding    8,572             938         9,510
                                    =========       =========     =========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                        RAMTRON INTERNATIONAL CORPORATION
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 June 30, 1999
                       (in thousands, except per share data)

                                                       Pro Forma     Pro Forma
                                     June 30, 1999(1) Adjustments     Combined
                                     -------------    -----------    ---------
ASSETS
Current Assets:
  Cash and cash equivalents             $ 7,347        $(2,290)(6)    $5,057
  Accounts receivable, net                4,044             --         4,044
  Inventories                             4,848             --         4,848
  Other current assets                      280             --           280
                                       ---------      ---------     ---------
Total current assets                     16,519         (2,290)       14,229

Property, plant and equipment, net        6,607             --         6,607
Intangible assets, net                    5,088             --         5,088
                                       ---------      ---------     ---------
                                        $28,214        $(2,290)      $25,924
                                       =========      =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable & accrued
     liabilities                        $ 5,250        $    --       $ 5,250
  Common stock price adjustment           3,224         (3,224)(7)        --
  Promissory notes                           --          3,224 (7)     3,224
  Promissory note and accrued
     interest, related party              7,458         (7,000)(8)       458
                                       ---------      ---------     ---------
Total current liabilities                15,932         (7,000)        8,932

Long-term promissory note, related
   party                                     --          7,000 (8)     7,000
                                       ---------      ---------     ---------
                                         15,932             --        15,932
                                       ---------      ---------     ---------

Convertible preferred stock                  --            869 (9)       869
                                       ---------      ---------     ---------

Stockholders' Equity
  Convertible preferred stock             8,726         (8,726)(10)       --
  Common stock                              126             11 (11)      137
  Additional paid-in capital            166,446          5,556 (12)  172,002
  Accumulated deficit                  (163,016)            --      (163,016)
                                       ---------      ---------     ---------
Total stockholders' equity               12,282         (3,159)        9,123
                                       ---------      ---------     ---------
                                        $28,214        $(2,290)      $25,924
                                       =========      =========     =========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

--------------

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Represents historical results of operations and balance sheet information derived from financial statements included in the Company's 1998 Form 10-K/A and June 30, 1999 Form 10-Q, as applicable. Amounts shown in Stockholders' Equity have been adjusted to reflect the Company's 1-for-5 reverse stock split which became effective at the close of market trading
     on August 6, 1999.   See "Item 5 - Other Events" of this Form 8-K of which
     this exhibit is incorporated therein for terms of the Capital Restructuring pertaining to the Pro Forma Financial Statements presented herein.

(2) The Pro Forma Statements of Operations assume the Capital Restructuring of the Company that was completed on August 16, 1999 was in effect for all periods presented because the Series A Convertible Preferred stock was issued during the period (February 25, 1998).

(3) Represents the reversal of dividends and accretion of discount recorded for the six month period ended June 30, 1999 on the face amount of Series A Preferred ($8,006,000) that elected the $3.75 exchange option and the 50% of liquidation value exchange option.

(4) Represents the reversal of dividends and accretion of discount recorded for the year ended December 31, 1998 on the face amount of Series A Preferred ($8,006,000) that elected the $3.75 exchange option and the 50% of liquidation value exchange option.

(5) A combined gain on the preferred stock settlement totaling approximately $3.2 million resulted from (i) the exchange of outstanding Series A Preferred shares plus accrued dividends for shares of the Company's common stock at an exchange ratio of $3.75 of liquidation value of Series A Preferred per share of common stock, and (ii) the exchange of preferred stock plus accrued dividends for cash in the amount per Series A Preferred share equal to 50% of the liquidation value thereof. The non-recurring gain resulted directly from the restructuring transaction and thus is not reflected as a component of net income (loss) applicable to common shares in the accompanying unaudited pro forma condensed consolidated statements of operations. The gain, which represents approximately $0.24 per share, will be reflected in the Company's net income (loss) applicable to common shares for the three month period ended September 30, 1999. The calculation of the gain on the Capital Restructuring transaction is calculated as follows:

     (Amounts shown are in thousands except for per share amounts and reflect the Company's 1-for-5 reverse stock split which was effected on August 6, 1999.)

     (i)  Carrying amount and accrued dividends on
          Series A Preferred shares electing the $3.75
          exchange option                                           $3,745

          Less market value of shares upon exchange                 (2,417)
                                                                   --------
          Net gain on settlement from the $3.75
          exchange option                                           $1,328
                                                                   ========

          The market value of the shares of common stock issued was calculated by multiplying the number of shares of common stock issued, totaling 1,105, by the closing price of the Company's common stock as reported on The Nasdaq Stock Market on August 16, 1999 ($2.1875 post-split), which totals $2,417.

    (ii)  Carrying amount and accrued dividends on
          Series A Preferred shares electing the 50%
          of liquidation value exchange option                      $4,112

          Less cash paid to holders electing 50% of
          Liquidation value exchange option                         (2,290)
                                                                   --------
          Net gain pursuant to 50% of liquidation value
          exchange option                                           $1,822
                                                                   ========

          The combined gains from the preferred stock settlement resulting from the $3.75 exchange option and the 50% of liquidation value exchange option total $3,150.

(6) Represents the amount paid to Series A Preferred stockholders who elected the 50% of liquidation value exchange option pursuant to the terms of the Restructuring.

(7) Pursuant to the terms of the Capital Restructuring, the Company issued to certain affiliates of Dimensional Fund Advisors, Inc (the "DFA Affiliates") one-year unsecured promissory notes, bearing interest at 8% per annum and maturing on July 31, 2000, in consideration of the termination of certain Common Stock purchase rights of the DFA Affiliates.

(8) Pursuant to the terms of the Capital Restructuring, the Company entered into an agreement with the National Electrical Benefit Fund (the "Fund") to extend to March 15, 2002 from the amended maturity date of August 31, 1999, the scheduled maturity date of Ramtron's August 31, 1995, Loan Agreement between the Company and the Fund. The agreement called for the extension of $7 million of principal and accrued interest and any additional accrued interest was to be paid in cash by the Company to the Fund.

(9) Represents the carrying value of Series A Preferred stock and accrued dividends for Series A Preferred stockholders who chose to continue to own shares of the Series A Preferred stock pursuant to the terms of the Capital Restructuring. Because the restated terms of the Series A Preferred stock include a mandatory redemption feature upon the three-year maturity of the instrument, the Series A Preferred stock is not included as a component of Stockholders' Equity and is therefore classified between Long-term Debt and Stockholders' Equity on the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(10) Pursuant to the terms of the Restructuring, all previously issued shares of Series A Preferred were either amended (see Note (9)), converted to common stock or redeemed.

(11) Represents 1.1 million shares of common stock, $.01 par value, issued pursuant to the Capital Restructuring to the Series A Preferred stockholders who elected the $3.75 exchange option.

(12) Represents the residual adjustment for the transactions represented in notes (5) and (11) above as follows:

     Market value of common shares issued (less par value)        $2,406

     Gain on redemption of Series A Convertible Preferred stock    3,150
                                                                  ------
                                                                  $5,556
                                                                  ======